SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE DEF 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                       MountainBank Financial Corporation
--------------------------------------------------------------------------------

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     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                                -----
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                      -----
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

                                 MountainBank
                             Financial Corporation
                                201 Wren Drive
                     Hendersonville, North Carolina  28792
                                (828) 693-7376

                   ----------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   ----------------------------------------

                            To Be Held May 21, 2001

      The Annual Meeting of Shareholders of MountainBank Financial Corporation ("MFC") will be held at 10:00 a.m. on Monday, May 21, 2001, at The Kellogg Center located at 11 Broyles Road, Hendersonville, North Carolina.

      The purposes of the meeting are:

      1. Election of Directors. To elect three directors of MFC for terms of three years, or until their respective successors are duly elected and qualified;

      2. Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of Larrowe & Company, PLLC as MFC's independent accountants for 2001; and,

      3. Other Business. To transact any other business that may be properly presented for action at the Annual Meeting.

      You are invited to attend the Annual Meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the accompanying envelope to ensure that a quorum is present at the Annual Meeting. Signing an appointment of proxy will not affect your right to revoke it and to attend the Annual Meeting and vote in person.

                                    By Order of the Board of Directors

                                    /s/ J. W. Davis
                                    ---------------
                                    J. W. Davis
                                    President and Chief Executive Officer


April 27, 2001

                                 MountainBank
                             Financial Corporation
                                 201Wren Drive
                     Hendersonville, North Carolina  28792
                                (828) 693-7376

                                ---------------
                                PROXY STATEMENT
                                ---------------

                        ANNUAL MEETING OF SHAREHOLDERS

General

      This Proxy Statement is being furnished to shareholders of MountainBank Financial Corporation ("MFC") in connection with the solicitation by MFC's Board of Directors of appointments of proxy in the enclosed form for use at the 2001 Annual Meeting of MFC's shareholders (the "Annual Meeting") and at any adjournments of the meeting. The Annual Meeting will be held at The Kellogg Center located at 11 Broyles Road, Hendersonville, North Carolina, at 10:00 a.m. on Monday, May 21, 2001. This Proxy Statement is being mailed to MFC's shareholders on or about April 27, 2001.

Reorganization

      MFC was incorporated on January 10, 2001, by MountainBank (the "Bank"), at the direction of the Bank's Board of Directors, for the purpose of serving as the Bank's parent holding company. Effective on March 30, 2001 (the "Effective Time"), MFC acquired the Bank in a statutory share exchange (the "Reorganization") which was approved by the Bank's shareholders at a special meeting held on February 20, 2001. At the Effective Time, each of the outstanding shares of the Bank's common stock formerly held by its shareholders (as adjusted for a five-for-four stock split in the Bank's common stock which became effective immediately prior to the Reorganization) was converted into one newly issued share of MFC common stock, and the Bank became a wholly-owned subsidiary of MFC. MFC's directors and senior officers are the same as those of the Bank, and MFC's current shareholders consist of former shareholders of the Bank.

Appointment and Voting of Proxies

      A form of "appointment of proxy" is included with this Proxy Statement which names Peggy H. Denny, Gregory L. Gibson, and Dan T. Marchesoni (the "Proxies") to act as proxies and represent shareholders at the Annual Meeting. The Board of Directors requests that shareholders sign and date an appointment of proxy and return it in the enclosed envelope.

      Shares of MFC's common stock held of record by a shareholder who correctly executes an appointment of proxy and returns it before the Annual Meeting will be voted by the Proxies according to the shareholder's directions. If no directions are given by the shareholder in the appointment of proxy, then those shares will be voted by the Proxies "FOR" the election of each of the three nominees for director named in Proposal 1 below and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for any substitute nominee named by the Board of Directors. The Board is not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote shares represented by appointments of proxy according to their best judgment.

      MFC will pay all costs of this solicitation of appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, appointments of proxy may be solicited in person or by telephone by officers, employees and directors of MFC and its subsidiary, the Bank, without additional compensation.

Revocation of Appointment of Proxy

      A shareholder who executes an appointment of proxy may revoke it at any time before the voting takes place at the Annual Meeting by filing with MFC's Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Record Date

      MFC's Board of Directors has set the close of business on April 20, 2001, as the record date (the "Record Date") for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. A person must be a shareholder of record on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

      MFC's voting securities are the shares of its common stock, par value $4.00 per share (the "Common Stock"), of which 1,873,461 shares were outstanding on the Record Date. At the Annual Meeting, each shareholder may cast one vote for each share held of record on the Record Date for each director to be elected and on each other matter voted on by shareholders.

Voting Procedures; Vote Required for Approval

      In the election of directors, the three nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2. Shareholders may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

      The following table describes the beneficial ownership of MFC's outstanding Common Stock as of the Record Date by its current directors, nominees for election as directors, and certain of its executive officers, individually, and by all current directors and executive officers as a group.

          Name of                Amount and nature of        Percent of
     beneficial owner       beneficial ownership (1) (2)      class (1)
-------------------------  ------------------------------  -------------

William H. Burton.........              42,100                  2.23%

J. W. Davis...............              48,600                  2.57%

Kenneth C. Feagin.........              31,111                  1.65%

Danny L. Ford.............              29,000                  1.55%

Boyd L. Hyder.............              78,787                  4.19%

J. Edward Jones...........              10,885                   .58%

Ronald R. Lamb............              19,502                  1.04%

          Name of                Amount and nature of        Percent of
     beneficial owner       beneficial ownership (1) (2)      class (1)
-------------------------  ------------------------------  -------------

H. Steve McManus..........              72,700                 3.88%

Catherine H. Schroader....              61,793                 3.27%

Maurice A. Scott..........              30,668                 1.63%

William B. Taylor.........              18,581                  .99%

All current directors and
  executive officers
  as a group (13 people)               460,592                23.13%

--------------------

(1) Except as otherwise noted, the individuals named and included in the group exercise sole voting and investment power with respect to all shares shown as beneficially owned. Percentages are calculated based on 1,873,461 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to currently exercisable stock options.

(2) Includes the following numbers of shares with respect to which the individuals named and included in the group have shared voting and investment power: Mr. Burton - 6,305; Mr. Ford - 15,600; Mr. Hyder - 312; Mr. Lamb - 4,225; Mr. McManus - 10,125; Ms. Schroader - 21,960; Mr. Scott
      - 250; and all persons included in the group - 59,497. Also includes the following numbers of shares that could be acquired by the individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares such persons may be deemed to have sole investment power only: Mr. Burton - 13,610; Mr. Davis - 21,600; Mr. Feagin - 13,681; Mr. Ford - 3,500; Mr. Hyder - 7,943; Mr. Jones - 5,000; Mr. Lamb - 6,867; Ms. Schroader - 16,673; Mr. Scott - 12,168; Mr.
      Taylor - 3,500; and all persons included in the group - 117,922.

Section 16(a) Beneficial Ownership Reporting Compliance

      During 2000, the Bank's directors and executive officers were required by federal law to file reports with the Federal Deposit Insurance Corporation regarding the amount of and changes in their beneficial ownership of the Bank's common stock. Based on its review of copies of those reports, the Bank was required to disclose in its proxy statement each year any failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during the previous fiscal year. It has come to the attention of management of MFC that reports covering options to purchase shares of the Bank's common stock granted during October 2000 to each of Messrs. Burton, Feagin, Ford, Hyder, Jones, Lamb, McManus, Scott and Taylor and Ms. Schroader were not filed at year end as required by the reporting rules. A report for each of those individuals currently is in the process of being filed. Additionally, during 2000, other reports were filed late by three directors as follows: Mr. Hyder -- one report covering a single purchase of shares; Mr. McManus -- the initial ownership report required to be filed at the time he became a director of the Bank, and another report covering two purchases of shares; and Mr. Taylor -- one report covering two purchases of shares. Each of those reports has been filed.

      In the future, MFC's directors and executive officers will be required to file similar reports with the Securities and Exchange Commission regarding their beneficial ownership of MFC's Common Stock.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

      MFC's Board of Directors is structured and elected in a manner which is the same as the Bank's Board prior to the Reorganization. MFC's Bylaws provide for a Board of Directors consisting of not less than eight nor more than 20 members and authorize the Board to set and change the number of directors from time to time within those limits. The Board of Directors is divided into three classes and directors are elected to staggered three-year terms. At the time MFC was incorporated, the Bank's directors were appointed to serve as MFC's directors for terms of office equal to the remainder of the terms to which they previously had been elected by the Bank's shareholders. Following the Reorganization, the terms of MFC's directors in one class will expire each year and directors in that class will be elected for new three-year terms.

      Nominees. The number of MFC's directors currently is set at eleven. The terms of the following three directors expire at the Annual Meeting and they have been nominated by the Board of Directors for reelection to new three-year terms as directors.

                         Position(s)
                          with MFC           First                   Principal occupation
   Name and age         and the Bank       elected (1)             and business experience
-------------------     ------------     -------------      ----------------------------------
J. W. Davis (2)       President, Chief       1997           Executive Officer of MFC and the Bank
     (54)             Executive Officer
                        and Director

Danny L. Ford            Director            1999           Self-employed cattle rancher; formerly, head
     (52)                                                   football coach, University of Arkansas (1993-
                                                            1997)

 William B. Taylor       Director            1999           Chief Executive Officer, President and Manager,
     (58)                                                   Taylor Land and Cattle, Inc. (cattle ranching and
                                                            real estate development and sales) and Taylor
                                                            Contracting Co., Inc. (grading contractor)

--------------

(1) Each person first became a director of MFC during January 2001 at the time MFC was incorporated, and each director previously served, and continues to serve, as a director of the Bank. The term "First elected" refers to the year in which each individual first took office as a director of the Bank.

(2) Mr. Davis' employment agreement with the Bank provides that he be nominated each year for election as a director.

      The Board of Directors recommends that shareholders vote "FOR" each of the three nominees listed above. The three nominees receiving the highest numbers of votes will be elected.

      Incumbent Directors. The following table contains information about the remaining eight directors of MFC whose current terms extend beyond the date of the Annual Meeting.

                          Position        First elected/
                          with MFC        current term               Principal occupation
   Name and age         and the Bank       expires (1)             and business experience
-------------------     ------------     -------------      ----------------------------------

William H. Burton         Director        1997 / 2003       President and Chief Executive Officer,
      (46)                                                  Cafe Enterprises, Inc. (regional restaurant company)

Kenneth C. Feagin         Director        1997 / 2002       President, Ken Feagin Truck & Trailer Sales; Partner,
      (46)                                                  Martin-Feagin Ford Lincoln Mercury; formerly,
                                                            partner and owner, Bryan Easler Ford (automobile
                                                            dealerships) (1980-2001)

                          Position        First elected/
                          with MFC        current term               Principal occupation
   Name and age         and the Bank       expires (1)             and business experience
-------------------     ------------     -------------      ----------------------------------
Boyd L. Hyder             Chairman        1997 / 2003       President and owner, B&A Hyder Trucking, Inc.
    (59)                                                    (trucking company)

J. Edward Jones           Director        1998 / 2002       President, Sutherland Insurance & Realty Company
    (66)                                                    (general insurance and real estate)

Ronald R. Lamb            Director        1997 / 2002       Owner, Lamb Fruit Co., Inc. and Ottanola Farms
    (65)                                                    (apple production and sales)

H. Steve McManus          Director        2000 / 2002       President, Beacon Food Services, Inc. (restaurant),
    (59)                                                    McManus Development LLC, and Moon McManus
                                                            Developers LLC (residential real estate developers);
                                                            formerly, Chief Executive Officer, Hardee's Food
                                                            Systems, Inc. (1995-1997)

Catherine H. Schroader    Director        1997 / 2003       Co-owner and manager, Schroader's Honda, Inc.
    (64)                                                    (motorcycle dealership)

Maurice A. Scott          Director        1997 / 2003       Retired; previously served as Plant Manager for
    (56)                                                    Monsanto Company (chemical manufacturer) (1981-
                                                            1997)

--------------

(1) Each person first became a director of MFC during January 2001 at the time MFC was incorporated, and each director previously served, and continues to serve, as a director of the Bank. The term "First elected" refers to the year in which each individual first took office as a director of the Bank.

Meetings and Committees of the Board of Directors

      MFC was incorporated on January 10, 2001, so its Board of Directors did not meet during 2000. However, each director of MFC previously served, and continues to serve, as a director of the Bank and, during 2000, the Bank's Board of Directors met thirteen times. Each current director attended 75% or more of the aggregate number of meetings of the Bank's Board of Directors and any committees on which he or she served.

      MFC's and the Bank's Boards of Directors have several standing committees, including a joint Executive Committee, which will serve as a nominating committee for MFC, and a joint Audit Committee, which is further described below. Neither MFC nor the Bank has a separate compensation committee.

      The Executive Committee functions as a joint committee of MFC's and the Bank's Boards of Directors. It may act with all the authority of the full Boards, and it will act as a nominating committee for MFC by making recommendations to the Board regarding nominees for election as directors. MFC's Board of Directors will make all final determinations regarding the selection of nominees. The current members of the Executive Committee are: Boyd L. Hyder -- Chairman, J. W. Davis, J. Edward Jones, H. Steve McManus, and Maurice A. Scott. The Committee met once during 2000 in its capacity as the Bank's nominating committee. In making its recommendations to MFC's Board of Directors, the Committee will consider candidates recommended by shareholders. Any shareholder recommendation should be made in writing and include a statement of the candidate's qualifications to serve as a director.

Audit Committee

      Function. Following the Reorganization, the Audit Committee will function as a joint committee of MFC's and the Bank's Boards of Directors. The Committee reviews the work of the Bank's internal auditor and the scope of the Bank's internal audit program. The Committee and MFC's Board of Directors will engage independent accountants each year to conduct an annual audit of MFC's consolidated financial statements, and the Committee will review reports from the accounting firm and reports of examinations of MFC and the Bank by their regulators. A copy of the Charter of the Audit Committee as originally approved by the Bank's Board of Directors and as adopted by MFC's Board following the Reorganization is included as Appendix A to this Proxy Statement. During 2000 (prior to the Reorganization), the Committee met six times in its capacity as the Bank's Audit Committee.

      Members. The current members of the Audit Committee are William H. Burton--Chairman, Danny L. Ford, and Maurice A. Scott. Each member of the Committee is "independent" as that term is defined by the listing standards of The Nasdaq Stock Market.

      Audit Committee Report. Prior to the Reorganization, and in its capacity as the Bank's Audit Committee, the Committee (i) reviewed the Bank's audited financial statements for 2000 and discussed them with management, (ii) discussed with the Bank's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from the Bank's independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of the Bank's accountants with the accountants. Based on the above review and discussions, the Committee recommended to the Bank's Board of Directors that it approve inclusion of the Bank's audited financial statements in the Bank's 2000 Annual Report on Form 10-KSB as filed with the Federal Deposit Insurance Corporation.

                                The Bank's Audit Committee:

          William H. Burton          Danny L. Ford           Maurice A. Scott

Compensation Matters

      Function. MFC's executive officers are compensated by the Bank for their services as officers and employees of the Bank, and they will receive no separate cash compensation from MFC. Therefore, it is not expected that MFC's Board of Directors will have a compensation committee.

      Committee Report on Executive Compensation. The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. Currently, the Bank's executive compensation program includes only base salary, cash bonuses, and contributions to the individual accounts of all participating employees (including executive officers) under the Bank's Section 401(k) salary deferral plan. However, the Bank also provides other employee benefit and welfare plans customary for companies of its size and, prior to the Reorganization, granted options to its executive officers to purchase shares of the Bank's common stock under its 1997 Employee Stock Option Plan (the "Option Plan"). In connection with the Reorganization, MFC assumed the Option Plan and all outstanding options that had been granted, and the outstanding options were converted into options to purchase MFC's Common Stock. Following the Reorganization, the Bank's Board of Directors will continue to administer the Bank's compensation program and have the responsibility for matters involving the compensation of its executive officers. MFC's Board of Directors will assume responsibility for the grant and administration of stock options under the Option Plan.

      For 2000, amounts of salary and cash bonus paid to each executive officer, including the executive officers listed in the Summary Compensation Table below, were established based on an evaluation of that officer's individual level of responsibility and performance. The performance of individual executive officers and the Bank's financial performance in general were considered in connection with the determination of salaries and cash bonuses for 2000. However, the determination of salary and bonus amounts largely is subjective and there are no specific formulae, objective criteria, or other such mechanisms by which adjustments to each executive officer's salary, or the amounts of cash bonuses paid, are tied empirically to his individual performance or to the Bank's financial performance.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the Bank's executive officers receives annual compensation approaching that amount, the Board of Directors has not adopted a policy with respect to Section 162(m).

                         The Bank's Board of Directors:

      William H. Burton          Boyd L. Hyder           H. Steve McManus
      J. W. Davis                J. Edward Jones         Catherine H. Schroader
      Kenneth C. Feagin          Ronald R. Lamb          Maurice A. Scott
      Danny L. Ford                                      William B. Taylor

Director Compensation

      Director Fees. The Bank pays each of its directors a fee of $200 ($300 in the case of the Chairman) for his or her attendance at each meeting of its Board of Directors, and $50 for attendance at each meeting of a committee of the Board. Directors currently do not receive any additional compensation for their services as members of MFC's Board of Directors.

      Director Stock Options. Since the incorporation of the Bank during 1997, options have been granted to the Bank's current directors pursuant to the Bank's 1997 Director Stock Option Plan which was approved by the Bank's shareholders during 1998. At the time the Reorganization became effective, those options and the Plan were assumed by MFC and the options were converted into options to purchase MFC's Common Stock. The numbers of shares of MFC's Common Stock covered by options currently held by MFC's and the Bank's directors under the Plan are as follows: Mr. Burton - 20,287; Mr. Feagin - 20,582; Mr. Ford - 14,602; Mr. Hyder - 17,498; Mr. Jones - 12,886; Mr. Lamb - 12,717; Mr. McManus - 5,391; Ms.
Schroader - 22,254; Mr. Scott - 18,554; and Mr. Taylor - 15,515.

Executive Officers

      MFC's and the Bank's executive officers are listed below:

      J. W. Davis, age 54, currently serves as President and Chief Executive Officer of MFC and the Bank. He was first employed by the Bank's organizers during 1996 to coordinate and direct the Bank's initial organization, and he was elected President upon commencement of the Bank's operations during 1997. Previously, Mr. Davis was employed for 15 years with NationsBank where he held various positions, the most recent of which was Senior Vice President and Regional Executive for that bank's western South Carolina branches. He has a total of 32 years of banking experience.

      Vincent K. Rees, age 34, has served as the Bank's Chief Lending Officer since commencement of its operations in June 1997, and he was elected Executive Vice President of the Bank during November 1999. He previously was employed for seven years by NationsBank where he served as Vice President and in various positions in branch management, credit analysis, and consumer and commercial lending. Mr. Rees has a total of 12 years of banking experience.

      Gregory L. Gibson, age 44, serves as Chief Financial Officer of MFC and as the Bank's Senior Vice President and Chief Financial Officer. He became a full-time employee of the Bank during 2000, having previously served as Chief Financial Officer on a part-time basis since February 1999. From 1997 until he was employed by the Bank, he operated his own public accounting and financial institutions consulting firm (which was retained by the Bank to provide it with financial consulting services) and, from 1994 to 1997, was employed as Senior Vice President of Bank of Mecklenburg, Charlotte, North Carolina. Mr. Gibson is a certified public accountant and has 21 years of experience in the banking industry, having served as an executive officer of six community banks and bank holding companies.

Executive Compensation

      Cash Compensation. The following table shows the cash and certain other compensation received or deferred by the Bank's Chief Executive Officer and Executive Vice President for the years indicated. MFC's executive officers are compensated by the Bank for their services as its officers and employees, and they will receive no additional compensation from MFC.

                           Summary Compensation Table
----------------------------------------------------------------------------------------------

                                                 Annual Compensation
                                        --------------------------------------
       Name and                                                Other annual       All other
 principal position(s)          Year     Salary (1)   Bonus   compensation (2)  compensation
 ---------------------          ----     ----------   -----   ----------------  ------------
 J. W. Davis (3)                2000    $144,000     $75,000       -0-            $5,500 (4)
    President and
    Chief Executive Officer     1999     128,000      25,000       -0-             4,100

                                1998     113,989      15,000       -0-             3,467

Vincent K. Rees                 2000      78,333      35,000       -0-             1,961 (4)
    Executive Vice President
    and Chief Lending           1999      65,625      11,500       -0-             1,640
    Officer
                                1998      59,519      10,000       -0-             1,488

-----------------

(1) Includes amounts deferred at each officer's election pursuant to the Bank's Section 401(k) plan.
(2) In addition to compensation paid in cash, the Bank's executive officers receive certain personal benefits. The value of non-cash benefits received by each named officer during 2000 did not exceed 10% of his cash compensation.
(3) Mr. Davis serves as President and Chief Executive Officer of the Bank pursuant to an employment agreement which provides for a term of three years (which, absent notice of non-renewal from either party, will be extended by one additional year on each anniversary date of the agreement), annual base salary, an annual bonus, and certain other benefits. In the event there is a "change in control" (as defined in the agreement) of the Bank which is not approved by at least two-thirds of directors who are not affiliated with the acquiring person, or if, following any approved change in control, and without his consent, Mr. Davis is required to move his residence or principal job location more than 50 miles from Hendersonville, his salary or benefits are reduced, or his responsibilities or authority are reduced below the level associated with his current position, then he may terminate his employment and be entitled to continue to receive salary, bonuses and employee benefits for a period of three years. The agreement may be terminated by the Bank for "just cause" (as defined in the agreement).
(4) For 2000, consists of, for Mr. Davis, the Bank's $3,100 contribution to the Section 401(k) plan for his account and $2,400 in directors' fees, and, for Mr. Rees, the Bank's contribution to the Section 401(k) plan for his account.

      Employee Stock Options. Since the incorporation of the Bank during 1997, options have been granted to the Bank's executive officers pursuant to the Bank's 1997 Employee Stock Option Plan which was approved by the Bank's shareholders during 1998. The following tables contains information regarding stock options granted by the Bank during 2000 to the executive officers named above in the Summary Compensation Table, and all options held by them at December 31, 2000, under that Plan. At the time the Reorganization became effective, all outstanding options and the Plan were assumed by MFC and the options were converted into options to purchase MFC's Common Stock.

                          OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------
                                                                                Potential realizable
                                                                                  value at assumed
                                                                                annual rates of stock
                                                                                 price appreciation
                         Individual grants                                        for option term
------------------------------------------------------------------------------  ---------------------
                                     % of total
               No. of securities    options/SARs
                  underlying         granted to     Exercise or
                 options/SARs       employees in    base price      Expiration
   Name         granted (#) (1)      fiscal year   ($/share) (1)       date       5% ($)    10% ($)
-------------  ----------------    -------------  --------------    ----------    ------    -------
J. W. Davis         12,500              21.0%         $16.00         10/15/10   $125,779   $318,748

V. K. Rees           7,500              12.6%          16.00         10/15/10     75,467    191,249


(1) The options were granted on October 16, 2000, and become exercisable as to one-fifth of the covered shares on October 16 of each year, beginning in 2001, and they expire ten years following the date of grant. The numbers of shares and exercise prices have been adjusted to reflect the five-for-four split in the Bank's common stock which became effective on March 30, 2001.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------------------------------
                                                Number of securities            Value of unexercised
                                               underlying unexercised           in-the-money options
                                           options at fiscal year-end (1)    at fiscal year-end (1) (2)
                                           ------------------------------    --------------------------
              Shares acquired    Value
  Name          on exercise     realized   Exercisable    Unexercisable      Exercisable    Unexercisable
------------  ---------------   --------   -----------    -------------      -----------    -------------
J. W. Davis        (3)             -         21,600          26,900           $310,824        $263,466

V. K. Rees         (3)             -         10,800          14,700            155,412         137,358

--------------

(1) All share and dollar amounts have been adjusted, or calculated based on a market value or exercise price that has been adjusted, for the five-for-four split in the Bank's common stock which became effective on March 30, 2001.
(2) Represents the aggregate fair market value at December 31, 2000, of shares underlying unexercised options held on that date, minus the aggregate exercise or purchase price of those shares.
(3)   No options were exercised during 2000.


Transactions with Management

      The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its directors, nominees for director, executive officers, and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans do not involve more than the normal risk of collectibility or present other unfavorable features.

      During 1997, and in connection with the Bank's initial organization, the Bank's Chairman, Boyd L. Hyder, constructed and leased to the Bank its main banking and executive offices in Hendersonville, North Carolina. The Bank's lease agreement calls for an initial term of 20 years (with two five-year renewal options) and current rental payments of $6,700 per month (with rent adjustments each five years based on the consumer price index). Before entering into the lease arrangement, the Bank's Board of Directors obtained an independent estimate of the rental value of the building and compared the terms of the lease to lease terms on comparable properties. Additionally, during 1998, the Bank entered into a lease agreement with Mr. Hyder for approximately 2,400 square feet of space in Four Seasons Shopping Center that is used as the Bank's administration/operations facility. During 2000, the space leased from Mr. Hyder was increased to approximately 4,800 square feet. The lease calls for an initial term of five years (with one five-year renewal option) and current rental payments are $2,650 per month. The Bank is once again expanding the amount of space leased from Mr. Hyder for its administration/operations facility to approximately 6,800 square feet. Although modifications to the Bank's lease agreement have not yet been completed, it is expected that the Bank's rental payments will increase to approximately $3,800 per month. The Board of Directors believes the terms of each of these lease arrangements with Mr. Hyder are comparable to those it could have obtained in a lease of similar facilities from an unrelated lessor.

Performance Graph

      MFC was first incorporated on January 10, 2001, and its Common Stock was issued on March 30 in connection with the Reorganization. The following graph compares the cumulative total shareholder return (the "CTSR") on the Bank's common stock for the three full fiscal years in which it conducted operations following its organization and prior to the Reorganization (1998 through 2000) with the CTSR over the same measurement period of the Nasdaq-US index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 1997, and that dividends were reinvested in additional shares (although the Bank did not pay any cash dividends during that period).

       Comparison of Five-Year Cumulative Total Shareholder Return among the Bank's Common Stock, the Nasdaq-US Index and the Nasdaq Banks Index


            [BAR CHART APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

     Year           The Bank         Nasdaq-US       Nasdaq Banks
     ----           --------         ---------       ------------

     1997            $100             $100              $100

     1998             155              162                99

     1999             240              344                90

     2000             336              187               120


      PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Subject to ratification by shareholders, the Board of Directors has appointed the firm of Larrowe & Company, PLLC as MFC's independent accountants for 2001, and a proposal to ratify that appointment will be presented for action by shareholders at the Annual Meeting. Representatives of Larrowe & Company, PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

      The Board of Directors recommends that shareholders vote "FOR" Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2000

      As the Bank's independent accountants for 2000, Larrowe & Company, PLLC provided various audit and non-audit services for which the Bank was billed for fees as further described below. The Bank's Audit Committee has considered whether Larrowe & Company, PLLC's provision of non-audit services is compatible with maintaining its independence.

      Audit Fees. Larrowe & Company, PLLC audited the Bank's annual financial statements for the year ended December 31, 2000, included in its 2000 Annual Report on Form 10-KSB and, during 2000, it reviewed the financial statements included in the Bank's Quarterly Reports on Form 10-QSB. The aggregate amount of fees billed to the Bank for those services was $35,618.

      Financial Information Systems Design and Implementation Fees. During 2000, Larrowe & Company, PLLC did not provide any services related to financial information systems design and implementation.

      All Other Fees. In addition to the services listed above, during 2000, Larrowe & Company, PLLC provided certain other services for which the aggregate amount of fees billed to the Bank was $37,229.

                       PROPOSALS FOR 2002 ANNUAL MEETING

      Any proposal (other than nominations for director) of a shareholder which is intended to be presented for action at the 2002 Annual Meeting must be received by MFC in writing at its main office in Hendersonville, North Carolina, no later than December 28, 2001, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by MFC in connection with that meeting. In order for a proposal to be included in MFC's proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of MFC's Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

      Written notice of a shareholder proposal intended to be presented at the 2002 Annual Meeting, but which is not intended to be included in MFC's proxy statement and form of appointment of proxy, must be received by MFC at its main office in Hendersonville, North Carolina, no later than March 13, 2002, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                            ADDITIONAL INFORMATION

      Prior to the Reorganization, the Bank was subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and filed reports and other information, including proxy statements, annual reports and quarterly reports, with the Federal Deposit Insurance Corporation. As a result of the Reorganization, MFC has become subject to those reporting requirements as a successor registrant to the Bank and, in the future, MFC will file reports under the Exchange Act with the Securities and Exchange Commission.

      A copy of the Bank's 2000 Annual Report on Form 10-KSB as filed with the Federal Insurance Deposit Corporation will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to Gregory L. Gibson, Chief Financial Officer, MountainBank Financial Corporation, 201 Wren Drive, Hendersonville, North Carolina 28792.





April 27, 2001

                                                                      Appendix A


                      MountainBank Financial Corporation

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                April 16, 2001

                                  I.  PURPOSE

     The primary purpose of the Audit Committee of the Board of Directors of MountainBank Financial Corporation is to provide independent and objective oversight of the accounting functions and internal controls of the corporation, its subsidiaries and affiliates (referred to herein, as applicable, as "MountainBank"), and to ensure the objectivity of their financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants and the senior internal audit officer. The Committee shall also review and advise the Board with respect to MountainBank's risk management policies, and tax policies.

                                II. FUNCTIONS

     The Audit Committee shall perform the following functions:

1. Independent Accountants. Recommend to the Board the firm to be employed by MountainBank as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

2. Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants' suggested changes or improvements in MountainBank's accounting practices or controls.

3. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in MountainBank's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4. Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence. In connection with this function, the Committee may require MountainBank's counsel to circulate a questionnaire to evaluate MountainBank's compliance with banking, financial disclosure and accounting laws.

5. Financial Disclosure Documents. Review with management and the independent accountants MountainBank's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission, or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in MountainBank's filing on Form 10-K (or Form 10-KSB). The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of

     MountainBank's accounting principles as applied in its financial reporting, the clarity of MountainBank's financial disclosures and degree of aggressiveness or conservatism of MountainBank's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure.

6. Internal Control Systems. Review with management and internal auditors MountainBank's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

7. Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

8. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with MountainBank policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review executive officers' and directors' loan and deposit relationships and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments.

9. Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and MountainBank. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

10. Adequacy of Personnel. Review periodically the adequacy of MountainBank's accounting, financial, and auditing personnel resources.

11. Risk Management. Review and evaluate risk management policies in light of MountainBank's business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis MountainBank's investment and derivatives risk management policies, including the internal system to review operational risks, credit risks, interest rate risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

12. Tax Policies. Review periodically MountainBank's tax policies and any pending audits or assessments.

13. Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to MountainBank's offerings of securities.

14. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

The Committee's function is one of oversight and review, and it is not expected to audit MountainBank, to define the scope of the audit, to control MountainBank's accounting practices, or to define the standards to be used in preparation of MountainBank's financial statements.

                       III. COMPOSITION & INDEPENDENCE

     The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with MountainBank's independent accountants.

     In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the committee Chairman, and in the case where the Committee chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, and independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                           IV. QUORUM AND MEETINGS

     A quorum of the committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in MountainBank's Form 10-Q (or Form 10-QSB). This report may be received on behalf of the Committee by the Committee Chair (as permitted by SEC regulations) and reported to the full Committee at its next scheduled meeting. The Committee shall meet on a quarterly basis. Meetings shall be scheduled at the direction of the Chairman. Except in emergency situations, notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                  V. REPORTS

     The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

     The Committee shall report to shareholders in MountainBank's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

                             VI. OTHER AUTHORITY

     The Committee is authorized to confer with MountainBank management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

     The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

                      MountainBank Financial Corporation
                                201 Wren Drive
                     Hendersonville, North Carolina 28792

           APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Peggy H. Denny, Gregory L. Gibson, and Dan
T. Marchesoni (the "Proxies"), or any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all shares of the common stock of MountainBank Financial Corporation ("MFC") held of record by the undersigned on April 20, 2001, at the Annual Meeting of MFC's shareholders (the "Annual Meeting") to be held at The Kellogg Center, 11 Broyles Road, Hendersonville, North Carolina, at 10:00 a.m. on Monday, May 21, 2001, and at any adjournment thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. ELECTION OF DIRECTORS: Proposal to elect three directors of MFC for three year terms or until their successors are duly elected and qualified.

[ ] FOR all nominees listed below                       [ ] WITHHOLD AUTHORITY to vote for
   (except as indicated otherwise on the line below)        all nominees listed below

 Nominees: J. W. Davis; Danny L. Ford; and William B. Taylor

 INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the nominee's name(s) on the line below.

--------------------------------------------------------------------------------
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. Proposal to ratify the appointment of Larrowe & Company, PLLC, as MFC's independent accountants for 2001.

           [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

3. OTHER BUSINESS: On such other matters as may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


          PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
              SIDE AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

  THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE ANNUAL MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE NAMED BY THE BOARD OF DIRECTORS. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE THE VOTING TAKES PLACE AT THE ANNUAL MEETING BY FILING WITH THE SECRETARY OF MFC A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING AN INTENTION TO VOTE IN PERSON.



                                    Dated:___________________________ , 2001

                                    ________________________________________
                                                Signature

                                    ________________________________________
                                    Joint Signature (if shares held jointly)


                                    Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.



IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. RETURNING A SIGNED APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.